SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2022 (October 18, 2022)

POWER AMERICAS RESOURCE GROUP LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54452	80-0778461
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

3350 SW 148th Avenue

Suite 203

Miramar, FL 33027

Tel.: + 1 (888) 507-4751

 (Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

30211 Avenida de Las Banderas

Suite 200-2002

Rancho Santa Margarita, CA 92688

(Former Name or Former Address,

if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	PARG	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

POWER AMERICAS RESOURCE GROUP LTD.

Form 8-K

Current Report

Item 1.01.  Entry into a Material Definitive Agreement

Asset Purchase Agreement

On October 23, 2022 (the “Closing Date”), Power Americas Resource Group Ltd. (the “Company”) and Ramasamy Balasubramanian, an individual, (“RB”) entered into an Asset Purchase Agreement (“RB APA”), with an effective date of October 19, 2022, pursuant to which the Company acquired various proprietary assets and intellectual property collectively known as “Twin Infra” (the “Assets”), which is a complete IT solution for the Construction/Infrastructure industry based on the concept of “Digital Twin.” A Digital Twin is a virtual representation of an object or system that spans its lifecycle from concept to retirement. It is manifested as an Analytical/Digital or 3D Model and is updated from real time-data, that is fed by people, equipment, or sensors to help in decision making and optimization. The Twin Infra module is an integrated cloud platform to manage data models, people, process, and assets throughout the lifecycle of a construction project. The Twin Infra module has predictive analytic features to anticipate and forecast in all the stages of Construction/Infra. It works on public, private, and virtual cloud infrastructure and uses Artificial Intelligence for operational insights and efficiency (collectively, the application of the Twin Infra solution in the construction or infrastructure industries is referred to hereinafter as the “Business”). A complete list of the Assets acquired in set forth in the appendix to the RB APA (the “Acquisition”). Per the RB APA, the aggregate purchase price for the Assets is 50,000,000 restricted shares (the “Shares”) of the Company’s common stock (the “Purchase Price”), which are payable immediately. Each of Company and RB have made customary representations, warranties, covenants, and indemnities in connection with the Acquisition.

A description of the specific terms and conditions of the acquisition are set forth in the RB APA, which is attached hereto as Exhibit 10.01 and is incorporated herein by reference.

The RB APA contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the RB APA and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the RB APA. In addition, such representations, and warranties: (i) may not be accurate or complete as of any specified date; (ii) are modified and qualified in important part by the underlying disclosure schedules; (iii) may be subject to a contractual standard of materiality different from those generally applicable to investors; or (iv) may have been used for the purpose of allocating risk among the parties to the RB APA, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the RB APA, which subsequent information may or may not be fully reflected in Company’s public disclosures. For the foregoing reasons, the representations and warranties should not be relied upon as statements of information.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information regarding the Purchase Agreement and the Acquisition set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The Shares issuable pursuant to the RB APA disclosed in Item 1.01 above were issued in reliance upon the exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the United States. The Shares issued pursuant to the RB APA are exempt transactions pursuant to Section 4(2) of the Securities Act as the transaction was a private transaction by the Company and did not involve any public offering. Additionally, we relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. Persons” or for the account or benefit of a “U.S. Person”, as that term is defined in Rule 902 of Regulation S.

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The following table sets forth, as of October 24, 2022, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 74,062,260 shares of common stock issued and outstanding, of which 65,000,000 are pending issuance.

Name and Address of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership (Common Shares)(1)	Percentage of Beneficial Ownership(1)	Amount and Nature of Beneficial Ownership (Preferred Shares)	Percentage of Beneficial Ownership (Preferred Shares)
Ramasamy Balasubramanian (2) 3350 SW 148th Ave. Suite 203 Miramar, FL 33027	40,000,000	54.00%	NIL	NIL
Mark Croskery (3) 3350 SW 148th Ave. Suite 203 Miramar, FL 33027	5,000,000	6.75%	NIL	NIL
Kirubakaran Candasamy 3350 SW 148th Ave. Suite 203 Miramar, FL 33027	NIL	NIL	NIL	NIL
Crest Ventures, LLC(4) 520 Brickell Key Drive Suite 1607 Miami, FL 33131	10,000,000	13.50%	NIL	NIL
Wise Lane Business Advisory Services Inc. (5) 263 W. 49th Ave. Vancouver, BC, CANADA Postal Code: V5Y 2Z8	5,000,000	6.75%	NIL	NIL
Manideep Gopishetty(6) 263 W. 49th Ave. Vancouver, BC, CANADA Postal Code: V5Y 2Z8	5,000,000	6.75%	NIL	NIL
All executive officers and directors as a group	45,000,000	60.75%	NIL	00.00%
Aplicaciones Quimicas Especializadas del Sureste, S.A. de C.V. (8) Calle 53 414 Col. Centro, Merida, Yucatan, Mexico, CP 97000	NIL	00.00%	1,350,000	100%

(1)	The percentages shown in this capitalization table anticipates the cancellation of the 30,000,000 shares currently owned by Mr. Boris Goldstein, see note 7 below.
(2)	Mr. Balasubramanian acquired these shares on October 19, 2022, as part of the RB APA.
(3)	Mr. Croskery acquired these shares per that certain Executive Employment Agreement as discussed in Item 5.02 of this Current Report.
(4)	Crest Ventures, LLC acquired these shares on October 19, 2022 as a result of the successful closing of the Purchase Agreement per the terms of a Business Development Agreement with the Company.
(5)	Wise Lane Business Advisory Services Inc. acquired these shares on October 19, 2022 by way of assignment from Mr. Balasubramanian.
(6)	Manideep Gopishetty acquired these shares on October 19, 2022 by way of assignment from Mr. Balasubramanian.
(7)

Boris Goldstein acquired these shares as per an Asset Purchase Agreement (the “BGAPA”), dated September 9, 2022. Since that time, the Company and Mr. Goldstein have entered into an Unwind Agreement and Mutual Release (the “Unwind Agreement”) whereby the BGAPA is being unwound and rendered void. As of the date hereof, the only condition pending to close the Unwind Agreement is Mr. Goldstein’s cancelling and returning to the Company’s treasury the 30,000,000 restricted shares of Company common stock. For purposes of this capitalization table, we have assumed the cancellation of Mr. Goldstein’s shares to more accurately disclose this information.

(8)

Aplicaciones Quimicas Especializadas del Sureste, S.A. de C.V. owns 1,350,000 shares of the Company’s Series A Preferred Shares representing 100% of the issued and outstanding shares of the Series A Preferred Shares. The Series A Preferred Shares carry, among other rights, preferences, and privileges, 100 to 1 voting rights. Aplicaciones Quimicas Especializadas del Sureste, S.A. de C.V. acquired these shares on September 12, 2022, by exchanging 135,000 shares of common stock for the 1,350,000 shares of Series A Preferred Stock.

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 21, 2022, the Company and Mr. Croskery entered into an Executive Employment Agreement pursuant to which Mr. Croskery shall serves as the Company’s Chief Executive Officer, President, Secretary & Director for a period of 12 months and in exchange Mr. Croskery shall receive compensation as follows: (i) beginning November 1, 2022, through February 2023, Mr. Croskery shall receive $5,000 USD per month; (ii) then beginning on March 1, 2023, through June 2023 Mr. Croskery shall receive $8,000 USD per month; and, (iii) beginning on July 1, 2023, through October 2023 Mr. Croskery shall receive $10,000 USD per month. Additionally, the Company shall issue to Mr. Croskery Five Million (5,000,000) restricted shares of the Company’s common stock to be issued as soon as practicable.

As of October 24, 2022, Mark Croskery resigned from the positions of Chief Financial Officer and Treasurer of the Company. Mr. Croskery shall remain as Chief Executive Officer, President, Secretary & Director of the Company.

As of October 24, 2022, Ramasamy Balasubramanian was appointed as the Company’s Treasurer, Chief Financial Officer, and Chairman of the Board of Directors to serve until the next annual meeting of the Corporation or until his respective successor is duly appointed.

As of October 24, 2022, Kirubakaran Candasamy was appointed as Chief Technology Officer and Director of the Company to serve until the next annual meeting of the Corporation or until his respective successor is duly appointed.

The biographies for Mssrs. Balasubramanian and Candasamy are set forth below:

Mr. Ramasamy Balasubramanian – Since 2001, Mr. Balasubramanian has been the Founder and Managing Director Of KKMSOFT (P) LTD., Chennai, which is a technology integrator for Digital transformation of Government, Transportation, Infrastructure, Construction, Manufacturing, and Automotive Businesses, helping them achieve better productivity, profitability, and service excellence. The company has years of experience servicing some 5000 customers across 7 countries with product, process and automation consultancy and Industry 4.0 technologies. Mr. Balasubramanian conceived, structured, established, and led the company as Managing Director responsible for selling and delivering services. Succeeded in capturing leading brands as clients including Flowserve, Hubbel, Ashok Leyland and L&T. He Developed sales strategy, structure, and business processes as Managing Director, closing new business with a myriad of clients including L&T, Chennai Metro Rail, BHEL etc. Gold partner and liaison with Autodesk on the development and execution of market and sales strategy for Business, while developing sales structure and processes, negotiated terms of business acquisitions to increase our business base and solidify market presence. Additional duties included, preparing annual budgets with controls to prevent overages, identifying business development challenges and customer concerns for proactive resolution, cultivated forward-thinking, inclusive, and performance-driven company culture to lead industry innovations. He improved performance management system and introduced LMI program to develop future leaders, increased business profits 30% yearly, by streamlining processes and trimming unnecessary positions, facilitated over $ 7 Million in annual business for 10 + years, and drove performance initiatives, facilitating 10x revenue increase over 20 years.

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Mr. Kirubakaran Candasamy – Mr. Candasamy has served as the Chief Technology Officer of KKMSOFT (P) LTD., Chennai since 2016. During his tenure with KKMSOFT he provided technical leadership in framework and tools critical for organic growth while supporting organization growth plans and digital transformation goals, propelling consulting division sales from $50k to $1M while enabling overall company growth to move from $1M to $7M annual revenue. Additionally, he headed the development of a completely new consulting team and product development team, incorporating best-in-class technology, design thinking and industry best practices and played a crucial role in transforming the company from a product sales model to a solutions and consulting specialist. Thereby increasing the revenue and market reach beyond domestic business. Mr. Candasamy has proven experience in gaining customer confidence to become their trusted advisor to provide unique business solutions with cutting edge technology, including leading the development of new product offerings in the digital twin domain and led to securing investments for the scaling of the product business across the globe, managing company-level architecture, platform and data configuration processes and implementation protocols.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filing
10.01	Asset Purchase Agreement by and between the Company and Ramasamy Balasubramanian	Filed herewith.
10.02	Executive Employment Agreement between the Company and Mr. Croskery	Filed herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER AMERICAS RESOURCE GROUP LTD.

Dated: October 24, 2022	/s/ Mark Croskery
	By:	Mark Croskery
	Its:	Chief Executive Officer

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